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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                  May 11, 2000
                Date of Report (Date of earliest reported event)


                            AMERINET GROUP.COM, INC.
             (Exact name of registrant as specified in its chapter)


                                    Delaware
                  (State or other jurisdiction of incorporation


                                    000-03718
                            (Commission File Number)

                                   11-2050317
                        (IRS Employer Identification No.)

        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
                (Address of principal executive offices) (Zip Code)


                                 (561) 998-3435
               Registrant's telephone number, including area code

                                (Not Applicable)
          (Former name or former address, if changed since last report)

                       INFORMATION INCLUDED IN THE REPORT

ITEM 1.           ACQUISITION OR DISPOSITION OF ASSETS.

         On May 11, 2000, the Registrant completed the acquisition of all of the capital stock (being 111 shares of common stock, $0.01 par value) of Lorilei Communications, Inc., a Florida corporation engaged in the advertising and television news production business). Lorilei was acquired by the Registrant in a reorganization designed to comply with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), in exchange for:

* 572,519 shares of the Registrant's common stock, $0.01 par value per share (the "Registrant's common stock"), issued in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof; and

* Up to 572,518 additional shares of the Registrant's common stock to be issued to the former stockholders of Lorilei during the period ending on June 30, 2003, based on the following performance thresholds:

         (1) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Lorilei's former stockholders will be issued an aggregate of 114,504 additional shares of the Registrant's common stock;

         (2) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, of at least $1,400,000 during the period starting on July 1, 2001 and ending on June 30, 2002, then Lorilei's former stockholders will be issued an aggregate 305,343 additional shares of the Registrant's common stock (including the 114,504 that either were or could have been earned as of June 30, 2001);

         (3) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then Lorilei's former stockholders will be issued all 572,518 of the additional shares of the Registrant's common stock (including the 305,343 that either were or could have been earned as of June 30, 2002); however, all rights to any of the Registrant's common stock not earned as of such date will thereupon expire.

         (4) The additional shares of the Registrant's common stock were reserved for future issuance immediately following the closing and will be issued within 30 days after AmeriNet's audit for the subject fiscal year confirming the calculations called for.

         In  addition   to   consideration   provided  to  the  former   Lorilei
stockholders for their Lorilei capital stock, the Registrant also agreed to:

* Invest up to $500,000 in Lorilei within 300 days after completion of the reorganization and the filing of required reports with the United States Securities and Exchange Commission (the "Commission"), and,

* To reserve an additional 335,378 shares of the Registrant's common stock for future issuance through incentive stock options (as defined in Section 422 of the Code) to be granted to Lorilei employees, provided, however, that rights to such shares will vest on an annual basis, subject to attainment of the following net, pre-tax profit projections determined in accordance with GAAP:

         (1) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 67,976 shares of the Registrant's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

         (2) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, of at least $1,400,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 179,770 (including the 67,976 shares vested, if any, on June 30, 2001) of the shares of the Registrant's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

         (3) If Lorilei attains earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP, of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of the Registrant's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (4) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of the Registrant's common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (5) The vested incentive stock options will be exercisable during the three fiscal year period after they vest at a price of $1.3125 per share, provided that, as required by Code Section 422, all rights to or under the incentive stock options will expire 90 days after termination of employment with Lorilei.

         The exchange ratio for Lorilei's capital stock was determined by arms length negotiation by the parties based on the approximate market price of the Registrant's common stock during the period preceding May 11, 2000, the value that Lorilei's management felt was reflective of its operating performance since its inception, and the anticipated future value of Lorilei. The Registrant used a formula of approximately eight times Lorilei's earnings during the year ended on December 31, 1999, as the basis for its valuation. The use of contingent consideration seeks to make the component of the valuation based on future performance more objectively ascertainable.

         The names of the former Lorilei stockholders are Gerald R. Cunningham, who serves as Lorilei's president, chief executive officer, treasurer, chief financial officer and a member of Lorilei's board of directors; and, Leigh A. Cunningham, Mr. Cunningham's spouse, who serves as Lorilei's vice president, secretary and as the other member of Lorilei's board of directors.. To the best of the Registrant's knowledge, no material relationship existed between any such person and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         No funds were used directly to acquire Lorilei, however, the Registrant obtained the funds it used to provide Lorilei with the $100,000 in funding due at closing through a loan from its strategic consultant, the Yankee Companies, Inc., a Florida corporation ("Yankees").

         Lorilei's assets include improved real estate held in fee simple, television productio equipment, computers and other office equipment, leased facilities and equipment and other physical property currently used in conjunction with its business. Such use will be continued and Lorilei will continue to be operated by its current management, unless it fails to meet at least 70% of its operating projections.

         Copies of the reorganization agreement, the employment agreements with Lorilei employees and the related schedules and exhibits are filed as exhibits to this current report (see "Item 7(c), exhibit Index"). See Item 5 for a more complete description of Lorilei's business

ITEM 5.           OTHER EVENTS.

MATERIAL INFORMATION CONCERNING LORILEI

         The following information pertaining to Lorilei is provided under the item numbers and captions of Commission Regulation SB:

ITEM 503.         SUMMARY INFORMATION AND RISK FACTORS

                               Summary Information

         Lorilei Communications, Inc. operates under two trade names, The Firm Multimedia, a full-service advertising agency, and Ocala News Tonight, a nightly half-hour newscast. It was founded in 1993 as a Florida partnership doing business under the fictitious name, "The Firm," and was incorporated as a Florida corporation in July of 1994.

         Gross sales in 1999 surpassed $1.5 million, with 1999 billings of approximately $1.1 million and EBITDA of approximately $162,000. Lorilei projects substantial sales increases, with a June 30, 2001 fiscal year billing target of $2.5 million and an EBITDA target of $500,000. Lorilei projects billings to exceed $5 million with EBITDA of $1.5 million in the fiscal year ending June 30, 2003.

         The Firm Multimedia is a division of Lorilei which operates as an advertising agency offering full advertising agency services, including consulting on marketing and advertising issues; graphic layout, design, and printing; video and audio production; media planning and placement; internet website design and website promotion; interactive CD-rom design; long and short-form direct response television production; long and short-form direct response placement; and, placement of long-form television programming under commercial leased access FCC rules.

         Lorilei's management intends to expand Lorilei's marketing and advertising efforts and to expand its sales organization with regional sales offices in major Florida and Southeastern United States cities, through development of its commercial leased access abilities, and through acquisitions of synergistic companies. Commercial leased access to cable systems is a segment of communications law mandated by Congress in cable television deregulation. Enforced through FCC rules, commercial leased access to cable systems affords programmers not affiliated with the cable operator the opportunity of purchasing minimum half-hour time increments in substantially better time periods than offered through traditional commercial venues. The amount paid by the programmer is regulated by the FCC. Lorilei intends to continue and expand its proprietary database of cable systems nationwide, enabling Lorilei to offer commercial leased access to cable systems as alternatives for direct response television marketers, as well as other types of programers.

         An example of other types of television programming that can be established under commercial leased access to cable systems is Lorilei's prototype local evening news program, Ocala News Tonight. Ocala News Tonight debuted in January of 2000 and is produced by The Firm Multimedia. Ocala News Tonight is a traditional news, weather and sports half-hour newscast available to approximately 73,000 television households in Marion County, Florida. This advertiser-supported program fills a local news niche left open by Orlando and Gainesville, Florida broadcasters that cover a very wide geographic area and are unable to devote either airtime or personnel to adequately cover all market segments within their service area . Viewers of Ocala News Tonight receive information not available elsewhere. Lorilei expects to use Ocala News Tonight as a prototype for additional news operations in additional markets.

                          Address and Telephone Number

         Lorilei's principal offices are located at 7325 Southwest 32nd Street; Ocala, Florida 34474; however, its mailing address is Post Office Box 770787; Ocala, Florida 34477. Its main telephone number is (352) 861-1350 and its general fax number is fax (352) 861-1339. Lorilei's general e-mail address is thefirm@callthefirm.com, but e-mail to Lorilei's officers can be sent directly to gerry@callthefirm.com. Websites for Lorilei's two divisions are located at
http://www.callthefirm.com        (The        Firm        Multimedia)        and
http://www.ocalanewstonight.com (Ocala News tonight).

                                  Risk Factors

         The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding Lorilei's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Lorilei on the date hereof. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, experience and the performance or achievements of Lorilei to be materially different from those anticipated, expressed or implied by the forward-looking statements. In evaluating Lorilei's business, the following factors, in addition to the risk factors set forth below and other information set forth herein, should be carefully considered: successful deployment and integration of systems; factors affecting internal growth and management of growth; success of marketing, integration and operational initiatives, including Internet marketing initiatives; dependence on technology; labor and technology costs; cost and availability of advertising and promotional efforts; success of the acquisition strategy and availability of acquisition financing; success in entering new segments of the advertising industry and new geographic areas; dependence on commercial leased access rules; risks associated with the advertising industry generally; seasonal and quarterly fluctuations; competition; and general economic conditions. In addition, Lorilei's operating strategy and growth strategy involve a number of risks and challenges, and there can be no assurance that these risks and other factors will not have a material adverse effect on Lorilei.

Management of Growth; Factors Affecting Internal Growth.

         Lorilei expects to grow internally through increase in number of sales offices, news operations, and national sales. Lorilei expects to spend significant time and effort implementing these endeavors. There can be no assurance that Lorilei's systems; procedures or controls will be adequate to support Lorilei's operations as they expand. Any future growth will add significant responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by Lorilei. To the extent that Lorilei is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, Lorilei's business, financial condition and results of operations could be materially adversely affected. While Lorilei has experienced revenue and earnings growth thus far in its history, there can be no assurance that Lorilei will continue to experience internal growth comparable to historic levels, if at all. Factors affecting the ability of Lorilei to continue to experience internal growth include, but are not limited to, business acceptance of Lorilei's services, the ability to sell advertising time to support its news operations, the ability to recruit and retain qualified sales personnel and continued access to capital.

Risks Related to Lorilei's Acquisition Strategy.

         Acquisitions involve a number of special risks, including possible adverse effects on Lorilei's operating results, diversion of management's attention, loss of key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on Lorilei's business, financial condition, and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of Lorilei. Further, there can be no assurance that businesses acquired will achieve anticipated revenues and earnings. To the extent that Lorilei intends to increase its revenues, expand the markets it serves and increase its service offerings through the acquisition of additional companies, there can be no assurance that Lorilei will be able to identify, acquire, or profitably manage additional businesses or successfully integrate acquired businesses into Lorilei without substantial costs, delays or other operational or financial problems. Increased competition for acquisition candidates may also develop, in which event there may be fewer acquisition opportunities available to Lorilei, as well as higher acquisition costs. As of the date of this report, Lorilei is not party to any binding agreements with respect to any acquisition.

Risks Related to Acquisition Financing and Possible Need for Additional Capital

         Lorilei plans to finance future acquisitions by using shares of AmeriNet's common stock ("AmeriNet Stock") for all of the consideration to be paid. In some cases, however it is probable that Lorilei could be required to make cash investments in the acquired businesses, as AmeriNet is making in Lorilei. Lorilei would be charged against earnings for any AmeriNet Stock used to effect acquisitions, consequently, it must take care to assure that the benefits of the acquisitions exceed the costs of the AmeriNet Stock used as consideration and the cash investment required, if any. In the event that the AmeriNet Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept AmeriNet Stock as consideration for the sale of their businesses, Lorilei may be required to use more of its cash resources, if available, in order to maintain its acquisition program. If Lorilei has insufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that AmeriNet will make required capital available or that other financing will be available on terms Lorilei deems acceptable. If Lorilei is unable to obtain financing sufficient for all of its desired acquisitions, it may be unable to fully implement its acquisition strategy. In addition, to maintain historical levels of growth, Lorilei may need to seek additional funding. Adequate funds for these purposes may not be available when needed or may not be available on terms acceptable to Lorilei. If funding is insufficient, Lorilei may be required to delay, reduce the scope of or eliminate some or all of its expansion programs.

Dependence Upon Technology

         Lorilei's business is currently dependent upon computer-based technology in order to produce the majority of its services. Because technological change has been extremely dynamic, technological obsolescence has become an increasingly important factor when making capital expenditures. No assurances can be provided that the state of the arts systems used by Lorilei will remain state of the art for a period sufficient to amortize their expenditure. Lorilei's strategy is to incrementally add equipment piece by piece to its operations as prices for new technology decrease and as production demand increases, so as to consistently add new, better, faster computers, cameras, scanners, etc. to its available equipment inventory. There can be no assurance, however, that new advances in technology will not hasten the obsolescence of Lorilei's equipment, resulting in additional necessary capital expense which could be substantial. In this event Lorilei's management envisions the utilization of leases, financing, or an additional capital investment in order to satisfy these requirements.

         Equipment required to establish anticipated news operations in each additional market will cost approximately $200,000.

Risks Associated with the Advertising Industry; General Economic Conditions

         Lorilei's results of operations are dependent upon factors generally affecting the advertising industry. Lorilei's revenues and earnings are especially sensitive to events that affects businesses' plans to expand into new markets, develop marketing plans for new products or services, or seek new streams or revenue. A number of factors could result in the overall decline in demand for advertising including a decline in general economic conditions, extreme weather conditions, armed hostilities, or excessive inflation. These type of events could have a material adverse effect on Lorilei's business, financial condition and results of operations.

Reliance on Key Personnel

         Lorilei's operations are dependent on the efforts, experience and relationships of Gerald R. Cunningham, Leigh A. Cunningham and Lorilei's other essential staff. Furthermore, Lorilei may become dependent on the senior management of businesses acquired in the future. If any of these individuals are unable to continue in their roles, Lorilei's business or prospects could be adversely affected. Although Lorilei has entered into an employment agreement with each of its executive officers, there can be no assurance that such individuals will continue in their present capacity for any particular period of time.

Reliance on Existing FCC Rules

         Lorilei relies on FCC rules mandated by Section 612 of the 92 Cable Act in order to gain access to cable systems. If that statute is repealed or modified by Congress, or in the event the FCC alters its rules on leased access, Lorilei's business, financial condition and results of operations could be adversely effected.

Control by Existing Management

         Pursuant to the terms of the reorganization agreement between Lorilei and AmeriNet, Lorilei's current management will have the right to elect a majority of the members of its board of directors for the foreseeable future unless Lorilei fails to attain at least 70% of its EBITDA projections. Such requirement may prevent or delay AmeriNet from taking actions to correct problems with Lorilei's management and such inability may materially impair Lorilei's operations.

ITEM 101.         DESCRIPTION OF BUSINESS

                                    Overview

         Lorilei Communications, Inc., a Florida corporation ("Lorilei"), was organized in July of 1994 by Gerald R. Cunningham, its current president, and Leigh A. Cunningham, its current secretary and treasurer. Lorilei is the successor to a Florida general partnership doing business as "The Firm."

         Lorilei is a full-service advertising and marketing company doing business under the fictitious name "The Firm Multimedia" which is registered with the Florida Department of State. As the term "multimedia" (a combination of text, data, sound, graphics, photography, animation, motion pictures, computer software and additional newly evolving elements) infers, Lorilei offers an array of advertising and marketing services including in-house production of video, audio, internet authoring, interactive CD-Rom, graphics, and pre-press. Lorilei believes that its principal target clientele is comprised of companies wishing to enter the direct response and e-commerce markets, although it also targets traditional "image" advertisers.

         Lorilei was formed to provide incremental advertising services to regional and local advertisers and marketers based on Lorilei's competitive advantages in speed, quality and price. Such advantages are made possible by Lorilei's use of new, lower cost technology, to provide competitively priced production services in-house, unlike larger advertising agencies and marketing companies which subcontract most of their production.

         Lorilei has become a national leader in providing its clients with commercial leased access to cable systems and has been instrumental in the formulation of Federal Communications Commission ("FCC") rules regulating that aspect of the cable industry. Under the applicable FCC rules, the cost of commercial leased access to cable systems is determined by the FCC's "implicit fee" formula plus actual costs of tape playback or satellite reception (rates significantly lower than those charged by broadcast television). Through a proprietary database developed by Lorilei over a four-year period, it has the ability to place its client's television programs on virtually any cable television system in the United States at reduced rates for periods ranging from half an hour to full time station access.

         During January, 2000, Lorilei started a venture under the trade name "Ocala News Tonight." Ocala News Tonight is a half-hour advertiser-supported television news program featuring local news, weather and sports, cablecast six days per week at 6:30 PM and again at 10:30 PM to approximately 73,000 cable households in the Marion County, Florida area. Using efficiencies in desktop video, and new technological innovations in "prosumer" cameras, this concept allows television news to be produced at a much lower cost than was previously possible, allowing for profitability on a community basis. Like numerous other geographically distinct local consumer markets throughout the United States, although part of a regional television area of dominant influence (an FCC concept generally referred to as an "ADI"), Marion County receives very little local television news coverage from broadcast television outlets within the ADI (the Orlando, Florida television ADI ). Ocala News Tonight is the prototype of a concept Lorilei intends to replicate as a solution to "under-coverage" for market areas with similar characteristics across the nation.

         Lorilei maintains websites under each of its trade names. The Firm Multimedia website features video and audio clips illustrating Lorilei's work as well as examples of graphic design and links to authored websites. Lorilei's website is a major source of client lead generation. Ocala News Tonight also has a website used primarily as an interactive focal point for the viewing audience. It includes content updated on a daily basis with highlights from the newscast as well as viewer opinion polls. Advertising is accepted and actively solicited for the Ocala News Tonight website.

Industry

         Domestic advertising expenditures were estimated at $308.9 Billion in 1999. Of this sum, 57.1% or $176.5 Billion was devoted to some form of direct marketing, up 7.2% over 1998. The market for direct marketing overall is highly fragmented across direct mail and telephone marketing which account for about half of the total, however direct response television (DRTV), a $20.4 Billion market, is a much less fragmented segment and is growing at a faster pace

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than direct marketing overall. DRTV expenditures  increased by 58% in the period
1994-1999 versus overall direct marketing which increased by 46%.

         According to Bear Stearns E-volve report, $1.5 trillion in goods and services are expected to be sold over the Internet by 2003. The same Bear Stearns report estimates that spending on Internet infrastructure tools will expand from $600 million in 1999 to over $4 billion by 2003. DRTV predates the Internet in enabling consumers to purchase goods and services directly from the manufacturers and providers and Lorilei's management believes that it is a natural means of converting television viewers into effective website browsers by introducing the website and demonstrating its operative features and abilities. Lorilei's management believes that as pressure by consumers for increased bandwidth to access the Internet is met, video in DRTV format via the Internet using interactive application software already available, will provide Lorilei with materially increased opportunities to expand its operations in that genre.

                                    Business

Geographic Coverage

         Lorilei offers its general advertising services throughout the United States, however, at present, advertising clients on its local news programs are local to the cablecast area. Clients of its "The Firm Multimedia" division outside the Central Florida production area are easily communicated with by Internet, fax, courier, in-person sales calls and in some cases, non-local client visits to Lorilei's offices. As described above, Lorilei intends to materially expand its physical geographic presence by adding additional sales offices, first in Florida, then regionally and nationally.

     Ocala News Tonight clients are primarily located in Marion County, Florida. As additional news markets are added the clients for each news operation will also primarily be located in the community of service. However, it is not unlikely that national clients may also become interested in the efficient advertising options available through local cablecasts. Sales facilities for The Firm Multimedia will be co-located with each news facility, including field content acquisition support personnel where practical. Raw content will be shipped or transmitted from all commercial field production operations to the Ocala production facility for post-production.

E-Commerce

         Lorilei provides clients with a turn-key e-commerce approach by both authoring websites and providing marketing and advertising services to drive traffic. Lorilei also provides clients with consultative advice covering a wide range of issues including domain names and registration, input on competitive content items such as pricing, placement, inventory, target marketing, and demographic, qualitative and perceptual customer research.

         Lorilei uses state of the art software including "Flash" "Shockwave" and Quicktime video to author client websites with rich content. Each website is custom-authored according to the client's specifications and may include specialized applications, including database access. Lorilei believes rich content websites, including sites featuring video and audio, will become a critical component in commercial website development as competition on the Internet continues to drive more complex websites.

         Lorilei does not currently host its clients' websites, however, it intends to either refer hosting to other AmeriNet subsidiaries or to form a joint venture with other AmeriNet subsidiaries to develop state of the art hosting capabilities with geographically dispersed sites, permitting additional safety in the event of local power problems or emergencies. Lorilei will also seek to develop joint ventures with other AmeriNet subsidiaries for development of Internet access services, initially to specialized groups but depending on the level of acceptance, technological developments, perceived demand and cross-marketing opportunities, may determine that expansion of such services to the general public may be appropriate.

Channel Leasing

         Lorilei pioneered the use of channel leasing options mandated by federal cable deregulation legislation through petitions filed with the FCC and has played a major role in shaping the rules under which channel leasing is available

                                     Page 8

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(see  "Lorilei" at  www.fcc.gov).  Lorilei  developed and operates a proprietary database of cable systems that features the ability to accurately quote rates, household counts, and in some cases channel position in individual systems' programming. No other company that Lorilei is aware of currently operates a comparable system. Lorilei intends to continue development of the database by increasing the quantity, quality and timeliness of available information and to
market  such   capabilities   aggressively   in  order  to  establish  a  public
identification   of  related  services  with  Lorilei's  "The  Firm  Multimedia"
division.

         Channel leasing is available on a part-time and full-time basis (up to the set-aside capacity of the cable system involved). Under current FCC rules, a cable operator must make an unused channel available for use by a programmer committing to at least eight hours of daily programming for a one-year period. While Lorilei has focused on part-time channel leasing, its management believes that sufficient demand currently exists in many areas for full-time channel leasing services to larger advertisers and marketers and intends to aggressively explore such opportunities.

         With the advent of the Internet, large companies are altering customer prospecting strategies to take advantage of its interactive 24 hours a day, seven days a week ("24/7") capabilities as a portal to connect with prospects and customers. A principal limiting factor at present is the absence of adequate bandwidth to service demand. Bandwidth limitations are expected to continue hampering commercial use of the Internet for the foreseeable future as growth in Internet users, program sizes and transmission rates continues to exceed transmission capacity. Because business attention has been directed by the Internet to non-traditional means of communication, Lorilei believes that significant opportunities are developing for alternative methods of broad-scale, low-cost communication with consumers and that channel leasing is a viable alternative. Consequently, Lorilei intends to increase awareness of channel leasing in general and of Lorilei's special channel leasing capabilities and experience in particular. If successful, Lorilei believes that channel leasing activities could have a substantial impact on its profitability and that even one full-time channel leasing client in a moderate number of markets could materially increase current projections for both gross revenues and net profit.

DRTV

         Lorilei offers a comprehensive solution for direct response television marketers including concept, scripting, infomercial and spot production, media planning and placement, and an array of direct response-related graphics services.

 The fact that Lorilei offers a wide array of services through in-house facilities and staff sets it apart in the DRTV industry and is a significant competitive advantage for those clients seeking turn-key solutions Consequently, most of Lorilei's clientele has been direct, rather than agency business.

         While most half-hour infomercial time is limited to overnights, early mornings and other time slots that are deemed non-productive for revenue purposes by broadcasters and cablecasters due to the low number of viewers; Lorilei has developed contacts at major cable networks and broadcast stations, and has the ability to buy airtime competitively on a supply and demand basis. Lorilei's purchase of half-hour airtime in prime-time viewing hours through channel leasing on a market-targetable basis gives it a primary niche in the DRTV business. Lorilei's management believes that channel leasing is highly profitable because FCC regulations mandate prices fixed according to an FCC formula rather than permitting them to float with supply and demand. Lorilei intends to continue to expand the DRTV, channel leasing segment of its business by increasing:

*      Advertising agency and buying-service awareness of Lorilei's capabilities

*      Business with the DRTV trade; and

*      Direct to client business.

B2B Business Opportunities

         Lorilei's management believes that a wealth of potential business exists in the business to business (commonly referred to as B2B) Internet website promotion and operation area. Lorilei personnel are encountering a surprising number of relatively large companies with websites but without an Internet strategy. Those companies that intend to

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compete   effectively  in  the  business  to  business  sales  environment  will eventually be compelled to develop effective Internet strategies, either through costly internal development and maintenance of in house staffs or through
reliance  on  the  more  cost  effective,   less  capital   intensive  and  less
technologically obsolescent alternative of firms such as The Firm Multimedia for ongoing outsourced assistance. Lorilei believes that it offers clients in the B2B arena comprehensive advantages by having the centralized, in house capacity to develop required strategies, develop required materials and articulate required messages in multiple media. Thus, while not having the internal centralized responsiveness of a captive, in house, full service department, Lorilei's clients will not be subject to the diffusion of responsibility that is inherent in use of multiple, one dimensional outside sources (e.g., absence of coordination and ease in shifting responsibility to unrelated partes).

         Because of the price advantages inherent in business through cyberspace (materially reduced facilities, personnel costs, utility and inventory costs), traditional facility oriented businesses (now commonly referred to as brick and mortar retailers) will be forced to seek non-traditional revenue streams in order to maintain their existing clientele as well as to compete with new business opportunities generated by e-retailers. Based on Lorilei's experience, one of the best ways to establish a productive B2B presence is through development of a versatile, user friendly, interactive e-commerce website supported with DRTV resulting in telephone sales as well as sales through the Internet website.

Local News Programming

         Lorilei's experience in channel leasing and its existing studio facilities, equipment and technology (including desktop video and high quality prosumer cameras available through The Firm Multimedia division) provided
Lorilei with the opportunity to produce a prototype, nightly advertiser-supported news program dedicated to a targeted geographic area, similar to the familiar news, weather and sports format used by most local broadcast television stations, without a large capital investment.

         The prototype program, Ocala News Tonight, is a network of four cable systems produced six days per week and airing twice nightly, at 6:30 PM and 10:30 PM to over 73,000 households in the Marion County, Florida area. The criteria that Lorilei expects to use to determine whether additional areas are viable includes market composition, market geography, market identity, presence of local television news coverage, available advertising revenues (estimated as a percentage of total retail sales), and cable television penetration. Lorilei chose Marion County, Florida as the prototype for the concept because the Marion County area met such guidelines (i.e., it had a local identity apart from either Orlando or Gainesville, sufficient retail sales to provide a local advertiser base, and adequate cable television penetration) and because production operations were already in place. While the area is part of the Orlando television market it receives very little local news coverage from the Orlando stations, and minimal coverage from Gainesville stations located 35 miles away. Due to its distance from Orlando and Gainesville, and with the Gainesville market's strong identity with the University of Florida, it appeared unlikely that any television station from either area would make a concerted effort to compete with the program.

         Management has identified two expansion markets for the concept and expects to launch the first additional operation in July, 2001, with the second additional operation coming online in July, 2002. Beginning in July, 2003, Lorilei intends to launch two additional operations per year for the next three years.

Sales and Marketing

         Lorilei uses a mix of marketing tools, including an infomercial produced to generate business to business leads, direct mail, telemarketing, trade and business publication print, Internet advertising, trade show displays and participation in competitive, award granting events. It has used a combination of inside and outside sales representatives in the past for The Firm Multimedia and intends to expand the use of inside sales representatives in two areas (1) to support outside sales with appointment setting, and (2) to sell DRTV to dot com and e-commerce companies and the DRTV trade. In the past, The Firm Multimedia employed generalist-type sales professionals, expending considerable time in training the person to represent Lorilei's many services. Management now feels that its sales require sales professionals proficient in four major specialty areas: Print graphics, DRTV and Video, Internet and e-commerce, and Agency services. Under its current marketing plan, Lorilei will generate specific leads in one of its specialty areas and, using a consultative selling approach, will identify other specialty areas where it might be of service. It will then allocate leads among its sales

                                     Page 10

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personnel  based  on  their  compatibility  with the  potential  client  and its requirements at the appropriate time. Management believes this approach will result in less training time and higher sales revenues.

         Ocala News Tonight uses outside sales representatives who call on local business. Direct mail and on-air advertising solicitation, as well as telemarketing by the outside representatives is used to generate leads. Lorilei intends to expand its field sales offices to include locations in South Florida, Tampa Bay, and Atlanta in the near term. Field sales offices will also be co-located with additional Ocala News Tonight-type news operations.

Competition

         The advertising industry is highly fragmented with low entry barriers to establishment of an advertising agency. Advertising production is also competitive, however capital costs for equipment and facilities are a significant barrier to entry. Lorilei competes with other advertising agencies, television and radio stations, other direct response television companies, cable television providers and television broadcasters. Lorilei competes for customers based on service, price, quality, specialized in-depth knowledge, and creativity. Most DRTV competitors are located in Western states, making West coast-based business a more difficult competitive challenging.

         Many potential competitors have access to substantial capital, physical and personnel resources and established reputations (e.g., national television networks, cable companies, advertising agencies and public relations firms) with which Lorilei can compete only by providing innovative services at reduced prices.

                             Governmental Regulation

General

         Lorilei will be subject to applicable provisions of federal and state securities laws, especially with reference to periodic reporting requirements and, the operations of Lorilei are subject to regulation normally incident to business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations).

         Because Lorilei is subject to regulation in every state and country in which it transacts business and because government regulation tends to be extremely dynamic, Lorilei will have to carefully monitor current and proposed legislation in order to continuously comply therewith. There can be no assurance that Lorilei's operations will always be in compliance with applicable governmental regulation and in the event that it fails to comply with applicable regulatory requirements, its activities may be curtailed and it may be exposed to fines and adverse publicity. In any such event, Lorilei's business could be detrimentally affected.

Required Government Approvals for Products or Services

Advertising

         Based on First Amendment protections, most of Lorilei's advertising activities are not subject to pre-approval by government agencies; however, its activities are subject to government imposed repercussions in the event that its materials are materially inaccurate, libelous or violate government policies. Such after the fact regulation is provided federally through the FCC, the Federal Trade Commission (the "FTC"), the United States Department of Justice and the United States Securities and Exchange Commission (the "SEC"). Similar agencies regulate Lorilei's activities on a state level. In addition to governmental agencies, Lorilei is a voluntary member of numerous industry and trade associations on a national, state and local basis, many of which have codes or standards of conduct to which members are expected to adhere.

Cable

         Lorilei's success is dependent in part on the existence of federal regulations which require cable operations to lease cable access at low rates pursuant to FCC rules promulgated under the Cable Television Consumer Protection


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Act of 1992 (the "1992 Cable  Act").  A  change  in the  1992  Cable  Act or the regulations promulgated thereunder could significantly impair Lorilei's ability to successfully compete against larger advertising companies.

         The statutory framework for commercial leased cable access was established by the Cable Communications Policy Act of 1984 (the "1984 Cable Act") and amended by the 1992 Cable Act. The 1984 Cable Act established leased access to unused channel capacity of cable systems by parties unaffiliated with the cable operator that wanted to distribute video programming free from editorial control by the cable operator. Channel set-aside requirements were established in proportion to a system's total activated channel capacity in order to assure that the widest possible diversity of information sources were made available to the public by cable systems in a manner consistent with the growth and development of cable systems. A cable system operator was permitted to use any unused leased access channel capacity for its own purposes until such time as a written agreement for a leased channel use was obtained. Each system operator subject to such requirements was to establish the "price, terms, and conditions of such use which were to be at least sufficient to assure that such use would not adversely affect the operation, financial condition, or market development of the cable system. The only exception to the leased commercial access channel set-aside under the 1984 Cable Act was that up to 33% of a system's designated leased commercial access channel capacity could be used for qualified minority or educational programming from sources affiliated with the operator.

         The 1992 Cable Act amendments broadened the statutory purpose to include "the promotion of competition in the delivery of diverse sources of video programming" and the FCC was provided with expanded authority: (1) to determine the maximum reasonable rates that a cable operator could establish for leased access use, including the rate charged for the billing of subscribers and for the collection of revenue from subscribers by the cable operator for such use; (2) to establish reasonable terms and conditions for leased access, including those for billing and collection; and (3), to establish procedures for the expedited resolution of leased access disputes. The legislative history of the 1992 amendments expressed concern that some cable operators may have established unreasonable terms or may have had financial incentives to refuse to lease channel capacity to potential leased access users based on anti-competitive motives, especially if the operator had a financial interest in the programming services it carried.

         Any person aggrieved by the failure or the refusal of a cable operator to make commercial channel capacity available or to charge rates as required by FCC rules may file a petition for relief with the FCC within 60 days of the alleged violation. In order to enforce its rights under the 1992 Act, Lorilei has filed a number of such petitions with varied results. In order to merit relief, the petition must show by clear and convincing evidence that the operator violated the leased access statutory or regulatory provisions or otherwise acted unreasonably or in bad faith. Relief may be in the form of refunds, injunctive relief or forfeitures. The FCC encourages parties to use alternative dispute resolution procedures such as settlement negotiation, conciliation, facilitation, mediation, fact finding, mini-trials and arbitration. The 1992 Cable Act provides for both judicial and FCC review of leased commercial access disputes.

Effect of Existing or Probable Governmental Regulations on the Business

         Lorilei is subject to regulation by the FCC, the Federal Communications Commission, the Justice Department, the SEC, and by comparable state agencies.

         The costs of monitoring and complying with existing regulations is expensive and time consuming. Lorilei's management is required to expend significant resources to obtain required regulatory clearance and the delays incident thereto have and are expected to continue to deprive Lorilei of significant opportunities. However, because such regulations also apply to Lorilei's competitors, they merely tend to make all participants in the industry less effective, rather than to affect Lorilei's competitive business posture.

         More importantly, FCC regulations are actually a benefit to Lorilei's operations since access requirements and pricing controls make Lorilei competitive with vastly larger organizations. The absence of such regulations would have a materially adverse impact on Lorilei's business.

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Estimate  of the  Amount  Spent  During  Each of the  Last Two  Fiscal  Years on
Research and Development Activities, and if Applicable the Extent to Which the Cost of Such Activities are Borne Directly by Customers

         During the last two years, Lorilei has expended approximately $8,200 in research and development activities. Such expenses are passed along to the public indirectly in the form of components of Lorilei's pricing decisions. The bulk of the research and development activities involved production of local news programs and activities with the FCC designed to assure access to unused cable system channel capacity.

Costs and Effects of Compliance with Environmental Laws(Federal,State and Local)

         To the best of management's knowledge, Lorilei will not be required to directly incur material expenses in conjunction with federal, state or local environmental regulations, however, like all other companies, there are many but incalculable indirect expenses associated with compliance by other entities that affect the prices paid by Lorilei for goods and services.

                                    Employees

         As of April 1, 2000, Lorilei had 20 full time employees and 3 part-time employees. Lorilei requires that all full-time employees sign a non-competition and confidentiality agreement as a condition of employment. No employee contracts currently exist (except for agreements with Lorilei's executive officers) and all employment is at will. No employees are currently represented by an labor unions. Lorilei believes its relations with employees to be good, however additional employees will need to be recruited to meet its growth projections. Management believes that required personnel can be recruited on acceptable terms from the large, technically and professional pool in the Marion and Alachua county regions of Florida, at very favorable rates.

         Lorilei anticipates adding up to ten additional staff members in the near future, primarily in sales, marketing and support functions.

ITEM 102.         PROPERTIES

                              Operations Facilities

         Lorilei's principle place of business is located at 7325 Southwest 32nd Street, Ocala, Florida, 34474. This is an industrial park type setting where the other businesses are warehouse or light manufacturing businesses. The building is approximately 5,000 square feet in total space, with 3,500 square feet devoted to office and production space and 1,500 square feet devoted to studio space. All space is air-conditioned and heated. The property is encumbered by a first mortgage in the original principal amount of $194,000 in favor of Small Business Loan Source. The loan bears interest at the rate of 11.75% per annum and is payable over a term of 25 years. The property is in the opinion of Lorilei's management adequately covered by insurance.

         Management believes the current facility to be adequate for anticipated growth through the 2003 fiscal year. Management cannot, however, guarantee that the square footage will be sufficient for all production operations. Additional construction or additional leased space could be required, either of which could result in additional unanticipated expense.

                                  Sales Offices

          Lorilei leases field sales offices in Jacksonville and Orlando, Florida, and intends to open additional offices in the Tampa Bay and Boca Raton, Florida areas within the year 2000. As part of such expansion, additional sales offices in targeted major cities are contemplated. Rental costs for such additional space is expected to be minimized through use of "office suite" type space that can be expanded if justified by sales volume. If sales volume becomes substantial in a given metropolitan area it could require considerably more square footage in leased office space than has been projected.

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                                Foreign Locations

         Lorilei does not have any material portion of its assets, operations or customers located outside of the United States. Substantially all of Lorilei's revenues are from customers within the United States, where all of Lorilei's services are provided.

ITEM 103.  LEGAL PROCEEDINGS

         Lorilei is not a party to any pending legal proceedings. However, Lorilei presently owes real estate taxes to Marion County, Florida and personal property taxes to the State of Florida in the approximate, aggregate amount of $10,272.20. Lorilei has also declined to pay $21,420 to Home and Garden Television ("HGTV") pending confirmation of sums due based on Lorilei's belief that advertising time slots purchased were not provided.

ITEM 201.         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         No market exists for Lorilei's common stock. Lorilei has never had more than three stockholders, with AmeriNet being its sole current stockholder. Despite having been taxed as an S corporation for federal income tax purposes until it was acquired by AmeriNet, Lorilei did not pay dividends during 1998, 1999 or 2000.

         Lorilei has never had any outstanding options, warrants or convertible securities; its securities have never had a public market; and, it has never agreed to register its securities with the SEC or any comparable state agencies.

ITEM 202.         DESCRIPTION OF SECURITIES

         Lorilei's Articles of Incorporation, as amended, authorize it to issue 2,000 shares of common stock, $0.01 par value per share. As of the date of its acquisition by AmeriNet, 111 shares of common stock were outstanding. This description of the capital stock of Lorilei is qualified by and subject to the Florida Business Corporation Act and Lorilei's Articles of Incorporation and By-laws, copies of which are filed with the SEC as exhibits to AmeriNet periodic reports.

         The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and have no cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of Lorilei, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered hereby will also be fully paid and nonassessable. The Articles also recognize the obligation of Lorilei's stockholder, AmeriNet Group.com, Inc. to elect members to Lorilei's board of directors in the manner reflected in the reorganization agreement between Lorilei and AmeriNet.

         Lorilei has issued one promissory note for $46,143 to John B. LaTorraca which bears interest at the rate of 8.5% per annum on which a total of $51,084.16 is presently owed.

ITEM 303.         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                      Management's Discussion and Analysis

         Lorilei provides client businesses with advertising and marketing services. Lorilei's services include creative production and placement in both new and old media. Lorilei believes that its ability to place half-hour infomercials on cable television in prime-time through commercial leased access will enable it to offer direct response television services to a majority of companies striving to drive e-commerce business. In 1998, Direct Response Magazine reported that $844 million ($844M) was spent on television infomercials which contributed to generating over $759 billion ($759B) in consumer spending. By way of comparison, industry authority International Data Corporation (IDC) estimates that consumers will purchase only $16 billion ($16B) in goods from the Internet in 2000. The e-commerce market is projected to hit $3.2 Trillion ($3.2T) by 2004 in North America (Forrester Research).

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Revenues

         Lorilei classifies classify revenues into the following major categories: commission and retainer, Video production, Graphics, Web, and Commercial Leased Access and Spot Airtime. The following discussion does not include revenues for a new 2000 category, News.

         The principal factors that propel Lorilei's revenues are detailed below.

Commission and retainer revenue:

          Income from traditional commissioned advertising agency time and space business as well as advertising agency monthly retainers, promotions and public relations.

Video production revenue:

          Includes income from both video and audio projects, including brokered duplication.

Graphics revenue:

          Income from all graphics projects including traditional layout and design, brokered printing, pre-press as well as new media-related projects such as animation.

Website revenue:

          Includes  income  from  website  design,  maintenance,   hosting,  and
          interactive projects.

Commercial Leased Access and Spot and  program  airtime  revenue:

          Income from brokered time sales (as contrasted with traditional advertising agency 15% commission on time and space purchases).

         Lorilei news programming will generate revenues from advertising sales beginning in 2000. They are expected to increase materially as new market operations are incrementally rolled out. The initial operation is based at Lorilei's Ocala, Florida headquarters.

         Lorilei expects commission and retainer income to decrease throughout the advertising industry as businesses seek broader solutions to advertising and marketing challenges. Lorilei intends to anticipate this trend and to replace the related income with project income in the other revenue driver categories.

         Lorilei expects video production income to increase due to Lorilei's expanding direct response television business and increased demand fueled by web-based video applications. Graphics income will vary in relation to Lorilei's client mix during given fiscal periods, with printing income expected to be the major variable. Print-intensive clients can have a large impact on this revenue driver. Lorilei's goal is to seek these types of clients and to complement their use of print with electronic media opportunities, while servicing their core advertising media requirements.

         Web-based revenue is expected to increase dramatically as Lorilei's Internet hosting capacity increases and it implements new Internet related business plans, including development of:

*        The 15C2-11 websites (originally allocated by AmeriNet to WRI);

* A joint venture with other AmeriNet subsidiaries for website hosting services;

* A joint venture with other AmeriNet subsidiaries for Internet access ("ISP") services; and

*        "Webcasting" capacity.

         Commercial leased access and spot and program airtime revenues are expected to dramatically increase in the coming years as more businesses discover direct response television and as the trend toward tightening of infomercial availabilities directly through cable networks increases (e.g., Turner Broadcasting's recent decision to stop making half-hour time slots available).

Cost of Goods and Services

         Costs are classified with their related revenue stream. The major factors (exclusive of labor) associated with Lorilei's costs are listed below:

Printing Costs Associated with Graphic Print Jobs:

          Costs associated with graphic print jobs are film output, film and chemical supplies, actual third party printing charges based on size, quantity, paper quality, number of colors used, folding and bindery. Printing costs for 1998 were $124,517 and $70,415 for 1999. A portion of the decrease from 1998 to 1999 was attributable to Lorilei's purchase of a pre-press machine which permitted it to process the film in- house before sending it to printers.

Capitalized  Media:

          There were no capitalized media costs for 1998. Costs for capitalized media in 1999 were $27,548. The capitalized media costs for 1999 were associated with a group of six technical schools that booked a full year of media to promote each school.

Commercial Leased Access and Brokered Spot Airtime:

          Commercial leased access cost for 1998 were $49,387 and $48,743 for 1999. Commercial leased access refers to cable programs running for a half hour or longer which give the public information on a specific product or service. There were no costs incurred for spot airtime and program airtime for 1998. In 1999 the spot airtime costs were $15,129. Spot airtime consists of direct response television spots of 30 to 60 seconds in length. Program airtime costs for 1999 were $3,655. Program airtime spots are half hour television programs.

Videotape and Videotape Duplication:

          Videotape costs for 1998 were $5,000. These costs involve videotape inventories required for use on behalf of clients. Videotape duplication costs for 1998 were $10,685. Videotape duplication is a service offered to clients that require multiple copies of videotapes for promotional or informational reasons. Videotape costs for 1999 were $4,696. Videotape duplication costs for 1999 were $32,501. The increase in videotape duplication costs from 1998 to 1999 was attributable to development of client relationships requiring promoted products and services.

Shipping Costs:

          Shipping costs for 1998 graphics and video production were $16,616. These costs are incurred on behalf of clients for transport services provided. Shipping costs for graphics in 1999 were $4,673. These costs were incurred for print jobs for clients. Shipping costs for video production in 1999 were $13,696. These costs were for shipping video duplications in bulk to clients.

Results of Operations

         Revenues from Lorilei's business categories for the year ended December 31, 1999 compared to the year ended December 31, 1998, were as follows:

Revenue

         Total revenues increased $109,468, or 11% to $1,102,329 for the year ended December 31, 1999 from $992,861 for the year ended December 31, 1998. This increase was attributable to the growth of commercial leased access and spot and program airtime sales.

         Commission and retainer revenue decreased by $185,794 or 67.1% to $90,897 for the year ended December 31, 1999 from $276,691 for the year ended December 31, 1998. This was due mainly to client turnover. Management believes this is a trend throughout the advertising industry with middle market companies abandoning traditional advertising agencies in favor of project-based companies such as Lorilei.

         Video production revenue increased by $29,616 or 11.3% to $291,156 for the year ended December 31, 1999 from $261,540 for the year ended December 31, 1998. This increase was due in part to an on-going agreement with Advent Product Development for spot production.

         Graphics revenue decreased by $105,599 or 31.7% for the year ended December 31, 1999 from $332,903 for the year ended December 31, 1998. This decrease was partially due to client turnover and partially due to a decrease in brokered printing projects. This is a revenue category that is especially sensitive to Lorilei's client mix and will vary accordingly.

         Website revenues increased by $10,055 or 60% for the year ended December 31, 1999 from $16,743 for the year ended December 31, 1998. This was due to increased demand for website design, hosting, maintenance and interactive services. Management expects this trend to continue into the foreseeable future.

         Commercial leased access and spot and program airtime increased by $404,614 or 879% to $450,610 in the year ended December 31, 1999 from $45,996 in the year ended December 31, 1998. This increase is due to increased demand for prime-time infomercial airings and in part due to capitalized television and radio spot media. Management expects this category to continue to increase substantially in 2000.

Cost of Goods and Services

         Costs of goods and services increased by $77,574 or 32% to $320,029 for the year ended December 31, 1999, from $242,455 for the year ended December 31, 1998. As a percentage of revenues, cost of goods and services for the year ended December 31, 1999 was 29%, compared with 24% for the year ended December 31, 1998. The increase was due to an increase in capitalized agency billings resulting from a shift in Lorilei's agency client mix.

Payroll Expense

         Payroll expense, including officer's salaries, increased by $28,136 or 6.8% to $439,938 for the year ended December 31, 1999 from $411,802 for the year ended December 31, 1998. As a percentage of revenues, payroll expense declined from 41% in the year ended December 31, 1998 to 39.9% for the year ended December 31, 1999. While overall payroll expense is expected to increase in 2000 due to the addition of sales staff and news operation personnel, management believes payroll will remain close to 1999 levels as a percentage of revenues.

Depreciation Expense

         Depreciation expense increased by $14,979 or 21% to $86,319 for the year ended December 31, 1999 from $71,340 for the year ended December 31, 1998. This was due to new equipment placed in service in 1999.

                                Plan of Operation

Strategic Goals

         Lorilei's goals pertaining to The Firm Multimedia division's clients is to:

* Provide high-quality content that creates demand for their products and services;

* Offer candid, constructive consultative advice that results in increased sales;

* Generate effective exposure (such as commercial leased access to cable systems) that is not easily duplicated by potential competitors;

*       Anticipate   and  implement  opportunities  made  possible  by  emerging technologies; and

* Meet their personalized requirements in a creative, effective, timely and reliable manner.

         Lorilei's goal for its local under-served television area programming (e.g., Ocala News Tonight) is to present content that is focused on local news, weather, and sports in a style which both appeals to and reflects the community, making it a staple choice in the local viewing area and providing results and value for Lorilei's advertisers. In the event that such concept proves viable and generates sufficient, demand, Lorilei may consider expansion of programming hours and content.

Expansion of Personnel and Facilities

         Lorilei's plan for growth is multifaceted. Lorilei intends to grow through recruiting additional professional salespeople in the specialized market segments Lorilei intends to service, and to open additional sales offices in geographically targeted areas. Lorilei also intends to establish additional news operations similar in structure to Ocala News Tonight, in areas of the United States which demonstrate an abundant advertiser base and community identity, and that are either under-served by broadcast television news. Factors that Lorilei will look for in selecting appropriate areas will include:

*        The size of the television area of dominant influence;

* Geographic boundaries or terrain which segment the market, or in some cases; and

* The existence of markets with a substantial foreign-language-speaking population not served by compatible, foreign language television programming.

         Lorilei also intends to grow by acquisition of companies it feels are synergistic with its operations.

         In order to increase its own client generation capabilities, Lorilei has developed a multi-pronged, coordinated marketing campaign. First, it intends to aggressively recruit professional sales personnel to operate from Lorilei's operations center in Ocala Florida (including lead generation specialists, sales supervisors, problem resolution expediters and telemarketers). Concurrently with such recruitment drive, Lorilei intends to:

*        Launch  an  intensive  and  geographically   evolving  advertising  and
         marketing campaign under both trade names in areas where it has or is about to open offices; and

* Progressively open and expand small and efficient sales offices staffed by account executives.

         Lorilei's regional sales offices will initially be in the Central Florida area and in areas where it can use facilities and personnel shared with other AmeriNet subsidiaries in South Florida. Then, based on marketing and personnel recruitment opportunities presented, additional sales offices will be established:

*        In  all  major  state   regions   (e.g.,   the   Florida   "panhandle,"
         Tallahassee, Jacksonville, Daytona, Orlando, Tampa- St. Petersburg-Clearwater, Sarasota, Melbourne-Jupiter-Stuart, Palm Beach-Boca Raton, Fort Lauderdale- Hollywood, Dade County and the Florida Keys);

*        In   the  United  States   Southeast   (Atlanta,   Charleston-Savannah,
         Charlotte,  Nashville-Memphis,   Richmond- Washington  D.C.-Baltimore),
         and

* In major United States metropolitan areas (New York City, Chicago, Dallas, Phoenix, Los Angeles, San Francisco).

         Based on  available  marketing  and  personnel  opportunities,  Lorilei intends to staff its sales offices with account executives and problem resolution expediters. Because of the extremely cost effective business operational and personal living costs, and, the abundance of technical and professional personnel found in the Ocala-Gainesville area, Lorilei intends to maintain and expand its production facilities in Central Florida, from which it will service its regional offices. However, more active regional offices that require non-sales personnel in order to service local requirements will be expanded based on an analysis of the existing client opportunities, potential for client growth, and risks presented by such expansion.

         Only the initial expansion goals are covered by Lorilei's current capital budget which it anticipates AmeriNet to fund. Thereafter, subject to AmeriNet's approval, expansion may be funded from operating income, loans from commercial sources or equity investors. Lorilei's management believes that increased sales volume from expansion of its client base will generate material economies of scale that will enhance Lorilei's price competitiveness while enabling it to maintain technological and service superiority, increasing the profitability of all of its divisions.

Investment in Technology

         Lorilei has always invested carefully in emerging technologies. In addition to having the largest and best equipped television facilities in its operating area (which compare favorably with the closest on air commercial television stations), it has already made the transition to digital, non- linear video editing (versus the older tape-based linear tape editing) and intends to invest in high definition video equipment as distribution facilities and high definition television ("HDTV" sets-in-use increase to a critical mass. Nonetheless, Lorilei recognizes that in the field of computer hardware, capital investments should be carefully made in order to stay technologically competitive while not expending unreasonable sums to modernize equipment based on fads or improvements that are themselves about to be exceeded. Lorilei's computer inventory includes both Microsoft Windows(R) and Apple (R) equipment inter-networked to permit regular cross-connectivity and extremely high resolution scanning and internal printing capabilities. Because of the low cost, extremely competitive available printing resources, client printing is outsourced based on best available prices at the time.

         Lorilei intends to position itself as a company offering advanced solutions to the latest Internet applications, including Internet website design and hosting as well as Internet portal and broadcasting. It is also considering providing specialized Internet access services to its clients through a joint venture with other AmeriNet subsidiaries and intends to produce content materials which may be offered to other Internet broadcasters for a fee.

Economies of Scale and Best Practices

         Lorilei's location provides major operational benefits as a result of the lower cost of living, beneficial quality of life, and resultant moderate salaries that prevail in the Marion County, Florida area. In addition, Lorilei's management believes that it will be able to avail itself of quality personnel available through its close proximity to the University of Florida. Management intends to keep its personnel satisfied and motivated through use of incentive stock options available from AmeriNet and through benchmarking employee compensation to productivity and profits (encouraging them to both increase income and reduce expenses).

         Lorilei's management believes that it will achieve significant economies of scale as gross sales levels increase. Lorilei's management and staff will continue to participate actively in industry seminars and local community affairs and will elicit, evaluate and act on feedback from clients, their customers and the local community. By extending projects through multiple content platforms (e.g., graphics clients become video clients, etc.) and through productivity gains made possible through incentives to employees, revenue management processes and increased vertical integration, Lorilei expects to reduce client costs while maximizing customer revenues, increasing its own profitability. Lorilei believes by continuous attention to its own results, to industry and technical innovations and to the performance of its competitors, it will be able to continuously evaluate and improve its operations.

Expansion Through Acquisitions

         Beginning in 2001, Lorilei anticipates that it will seek to acquire other marketing and advertising firms as a method of:

*        Increasing market share and overall sales volume;

*        Acquiring targeted clients;

*        Recruiting experienced personnel;

*        Expanding its geographic presence;

*        Adding complimentary services (e.g., direct response fulfillment).

         Acquisitions may also be undertaken in order to acquire specific products or services which management believes could have considerable profit potential compatible with Lorilei's marketing methods and capabilities.

         Acquisitions may be undertaken in a manner that does not conform to AmeriNet's current policies (acquisitions solely for stock, with funds provided only to fund expansion related activities) because, unlike the situation with AmeriNet, where management of the acquired companies is expected to remain, it is likely that management could be superfluous in acquisitions for the purposes described. In such case, Lorilei, either through AmeriNet or through other sources, would have to provide cash as a material component and such cash would be unavailable for other corporate purposes. A poor acquisition decision could have materially negative affects on Lorilei's business.

Comprehensive Brand Strategy

         Lorilei's management believes that goodwill associated with "brand equity" (a good name built from honest products and services, sold by honest people telling an honest story) is as important to Lorilei's products and services as it is to those of its clients. Consequently, it intends to actively develop and protect the brand equity of its two current divisions, as well as such other proprietary brand names as it may develop, acquire or use in the future.

         Lorilei's goal is to develop an association among its current and potential customers, between Lorilei's brand names and the values and goals that Lorilei has established for its business operations, and to avail itself of such brand equity to increase its client base, for personnel recruitment purposes and, potentially, for licensing purposes, strategic alliances and acquisitions.

         Lorilei intents to launch a multi-pronged advertising and marketing campaign for its brand names (currently, "The Firm Multimedia" and "Ocala News Tonight"), using:

*        Participation in industry award generating activities;

*        Participation in national, regional, state and local community affairs;

* Co-participation with educational institutions, clients and targeted potential clients in charitable, educational and civic affairs;

*        National DRTV print and directory ads;

*        Regional business publication print ads;

*        Keyword-driven Internet banner ads;

*        Business to business ("B2B") direct mail; and

*        B2B telemarketing

         In addition to the foregoing, Lorilei intends to promote its local news program brand equity through an advertising and marketing campaign consisting of:

*        Outdoor advertising;

* High frequency cable spot advertising on different channels in the cable systems Lorilei services;

* Exchange of marketing time with other media (e.g., bartered radio spots campaigns);

*        Signs on news vehicles;

* Direct mail revenue-generating promotion campaigns with a four-color prize mailer;

* B2B direct mailers announcing the campaign as a lead generation source for Lorilei's outside salespeople;

*        On-going  revenue-generating   co-promotions  featuring  local  program
         personalities (e.g., Ocala News Tonight personalities) on-location at client locations.

ITEM 304. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         During Lorilei's two most recent fiscal years and during the year 2000, no principal independent accountant or accountant for a significant subsidiary of Lorilei on whom the principal accountant expressed reliance in its report has resigned , declined to stand for reelection, or was dismissed. Lorilei's financial statements have never been audited.

ITEM 306.         AUDIT COMMITTEE REPORT

         Lorilei has never had an audit committee, consequently, no audit report has been received. In the future, Lorilei's financial statements are expected to be consolidated with those of AmeriNet and Lorilei will rely on the audit committee of AmeriNet's board of directors for all required reports, charters, etc.

ITEM 310.         FINANCIAL STATEMENTS

         Lorilei has never prepared financial statements complying with generally accepted accounting principals consistently applied ("GAAP"), rather, it has maintained internally generated financial information based on the Quick Books(R) bookkeeping programs from which James Moore & Company, P.A., certified public accountants ("James Moore & Company"), have prepared annual tax returns and provided tax related advice. As a condition to Lorilei's acquisition by AmeriNet, it has agreed to an audit of its financial statements which will be performed by James Moore & Company if an independent audit is required under applicable SEC rules, or by AmeriNet's chief financial officer if it is not. If SEC rules require an independent audit, it is to be prepared and filed with the SEC on or before the earlier of the 75th day following Lorilei's acquisition by AmeriNet or the 60th day following the filing of a report of current event on Commission Form 8-K with the SEC by AmeriNet, disclosing its acquisition of Lorilei. See Item 7(a) "Financial Statements of Businesses Acquired" for a discussion of the availability of Lorilei financial statements in this report.

ITEM 401.         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Nominees to AmeriNet's Board of Directors

         Gerald R. Cunningham and Leigh A. Cunningham will be nominated by AmeriNet's management and are expected to be elected as members of AmeriNet's board of directors at the annual meeting of stockholders currently expected to be held during June of 2000.

                   Lorilei's Executive Officers and Directors

         The  following  table  sets  forth  information   concerning  Lorilei's
directors and executive officers. All executive officers and directors have held their positions since Lorilei's inception during Jule of 1994.

Name                       Age        Position

Gerald R. Cunningham       48         Chief executive officer, president,
                                      treasurer, chief financial officer and
                                      director
Leigh A. Cunningham        32         Vice president, chief operating officer
                                      and secretary

         All officers and directors are parties to employment agreements on a revolving one year basis which call for them to be elected to their current positions. In addition, pursuant to the terms of the reorganization agreement between Lorilei and AmeriNet, Lorilei's current management will have the right to elect a majority of the members of its board of directors for the foreseeable future, unless Lorilei fails to attain at least 70% of its earnings before interest, taxes, depreciation and amortization ("EBITDA") projections

Biographies of Executive Officers and Directors

         Gerald R. Cunningham, age 48, has served as president, chief executive officer and as a member of the board of directors of Lorilei since its incorporation in July of 1994, and as a partner in its predecessor, a Florida general partnership operating under the fictitious name "The Firm," organized by Mr. Cunningham and his wife during 1993. In 1991 Mr. Cunningham obtained a bachelor of science degree in business administration from Pacific Western University located in Los Angeles, California. In 1968 he received a third class radiotelephone operator's permit from the FCC and began an on-air radio broadcasting career with major market stations through 1982, when he entered radio advertising sales and sales management, specializing in improving sales at newly established stations or stations whose sales had declined. Mr. Cunningham is not currently a director in any other company.

         Leigh A. Cunningham, age 32, has served as vice president, secretary and as a member of the board of directors of Lorilei since its incorporation in July of 1994, and was a partner in its predecessor, a Florida general partnership operating under the fictitious name "The Firm," organized by Ms. Cunningham and her husband during 1993. Ms. Cunningham attended San Diego State University, San Diego, California during 1986 and became a marketing coordinator for Pacific Southwest Airlines' Executive Flyer Club in 1987. In 1988 Ms. Cunningham began a career in radio broadcasting as a traffic manager, later moving into sales and sales management. Ms. Cunningham is not currently a director in any other company.

Significant Employees

         Mary Lee, age 32, has served as business manager of Lorilei since October , 1998. From April, 1994 to September 1998 she was Office Manager with Simmons, Hart and Sheehe, an Ocala, Florida law firm.

         Brian Trahan, age 37, has served as Lorilei's production manager since December, 1998. From July, 1998 to December 1998 he was employed by Zebra Publishing in Gainesville, Florida, as production manager. From June 1995 to July 1997 Mr. Strahan served as creative director for the Belk's Florida and South Georgia group offices, and from March 1994 to June 1995 Mr. Strahan was graphics coordinator at Bear Archery.

Family Relationships

         Gerald R. Cunningham and Leigh A. Cunningham are husband and wife.

Involvement in Certain Proceedings

         None of the following events have occurred with regard to the directors, executive officers, promoters or control persons of Lorilei during the last five years:

         Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 402.         EXECUTIVE COMPENSATION

         Prior to May 11, 2000, none of the officers , directors or key employees of Lorilei worked pursuant to written employment agreements. During the previous three fiscal years, the officers and directors of Lorilei have received the compensation disclosed in the summary compensation table below. No dividends have been paid to any shareholder since inception. Since December 31, 1999, Gerald R. Cunningham has received total cash compensation of $13,383.72 and Leigh A. Cunningham has received total cash compensation of $10,764.18. No long term compensation was awarded to either during the period prior to Lorilei's acquisition by AmeriNet. Since the inception of Lorilei a total of $57,677.72 has been repaid to Mr. and Ms. Cunningham for loans advanced to, or on behalf of Lorilei. Lorilei provides child care for the children of Mr. and Ms. Cunningham.

         The following table sets forth the aggregate compensation paid to Lorilei's Chief Executive Officer and Lorilei's only other executive officer ( "Named Executive Officers") with respect to the years ended December 31, 1999, 1998 and 1997:

Summary Compensation Table

                  Annual Compensation                Long Term Compensation
                                                     Awards                             Payouts
                                                     Restric- Securities
Name and                                             ted      Underlying                Long Term  All
Principal                                            Stock    Options & Stock           Incentive  Other
Position Year     Salary   Bonus    Other            Awards   Appreciation Rights       Payouts    Compensation
-------- ----     ------   -----    -----            ------   -------------------       -------    ------------
(1)      1999     33,375   *        15,000 (3)       *        *                         *           *
(2)      1999     31,146   *        15,000 (3)       *        *                         *           *
(1)      1998     38,625   *        12,000 (3)       *        *                         *           *
(2)      1998     32,188   *        12,000 (3)       *        *                         *           *
(1)      1997     38,475   *        8,000 (3)        *        *                         *           *
(2)      1997     30,663   *        8,000 (3)        *        *                         *           *
------

(1)    Gerald R. Cunningham, president, treasurer and chief executive officer.

(2)    Leigh A. Cunningham, vice president and secretary

(3) These sums represent expense allowances for automobiles, health insurance and child care services.

*        None.

Executive Compensation; Employment Agreements; Covenants-not-to-compete

         Lorilei's two executive officers have materially identical employment agreements with Lorilei. Each of the agreements provides that the employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of Lorilei's board of directors. They also contain non-competition, non-circumvention and confidentiality covenants during the term of the agreement, all renewals thereof and for a period of two years after their termination. Each agreement expires on June 30, 2001 but is automatically renewed unless specifically canceled by Lorilei. Each agreement has an annual base salary of $60,000, plus an annual bonus in a sum equal to 2.5% of Lorilei's pre-tax, net profits and an aggregate of up to $12,000 per year in benefits comprised of car allowance, health insurance and child care. In addition to the compensation described, each of the two officers is entitled to incentive stock options, as described under "Long Term Incentive Plans" below.

Indemnification Agreements

         The employment agreements with Lorilei's executive officers each contain indemnification provisions. The provisions require, among other things, that Lorilei indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the indemnification provisions offer substantially the same scope of coverage afforded by provisions in Lorilei's charter and bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by AmeriNet as Lorilei's stockholder, to eliminate the rights it provides. In addition, Lorilei's articles of incorporation provide that it shall indemnify its officers, directors, advisory directors and employees to the fullest extent permitted by law.

         Lorilei has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at Lorilei's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of Lorilei and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non- monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of Lorilei in a proceeding by or in the right of Lorilei to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Long-term Incentive Plan

         Pursuant to the terms of the reorganization agreement, AmeriNet has reserved 335,378 shares of AmeriNet Stock for future issuance through incentive stock options (as defined in Section 422 of the Code) granted in Lorilei's executive officers' employment agreements, provided, however, that rights to such shares will vest on an annual basis, subject to attainment of the following EBITDA projections determined in accordance with GAAP:

                  (a) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 67,976 shares of AmeriNet's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

                  (b) If Lorilei attains EBITDA of at least $1,400,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 179,769 (including the 67,976 shares vested, if any, on June 30, 2001) of the shares of AmeriNet's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

                  (c) If Lorilei attains EBITDA of at least $2,900,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the 335,378 shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet's common stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (2) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet's common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (3) The vested incentive stock options will be exercisable during the three fiscal year period after they vest at a price of $1.3125 per share, provided that as required by Code Section 422, all rights to or under the incentive stock options will expire within 90 days after termination of employment with Lorilei.

ITEM 403.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Owned by Principal Shareholders, Officers and Directors of Lorilei

         The following Table discloses the common stock in Lorilei and AmeriNet (the only outstanding class of equity securities for either company), beneficially owned by all Lorilei executive officers, directors and Lorilei nominees to AmeriNet's board of directors, naming them each; each of the named Lorilei executive officers as defined in Item 402(a) of Commission Regulation S-B; and, all Lorilei directors and executive officers as a group, without naming them. The table shows in columns 2 and 4 the total number of shares beneficially owned and in columns 3 and 5 the percent owned. Of the number of shares shown in column 4, the associated footnotes indicate the amount of shares, if any, with respect to which such persons have the right to acquire beneficial ownership as specified in Commission Rule 13(d)(1), within 60 days following the date of this report. For purposes of this Table, 11,722,410 shares of AmeriNet's common stock are assumed to be outstanding because none of the persons listed have any options to acquire shares of AmeriNet's common stock exercisable within the next 60 days.

                                            Lorilei Shares                      AmeriNet Shares
Shareholder Name,                           Beneficially Owned                  Beneficially Owned
Corporate Office,                           Prior to Reorganization             After Reorganization
and Address                                 Number            Percent           Number           Percent

Gerald R. Cunningham                        111(1)            100%              572,519          4.88%
Director,  chairman of the board,
president  and chief  executive  officer
7325 Southwest 32nd Street
Ocala, Florida 34474

Leigh A. Cunningham                         111(1)            100%              572,519          4.88%
Director, vice president
and secretary
7325 Southwest  32nd Street
Ocala, Florida 34474

All Lorilei executive officers
and directors as a group                    111(1)            100%              572,519          4.88%


(1) All of Lorilei's common stock was held by Mr. and Mrs. Cunningham as tenants by the entirety and all of the AmeriNet common stock acquired in exchange for the Lorilei common stock is held by Mr. and Mrs. Cunningham as tenants by the entirety.

(2) 367,176 of the 572,519 shares of AmeriNet's common stock issued to Mr. and Mrs. Cunningham were issued in the name of Bruce Brashear, Esquire, who serves as legal counsel to Mr. and Mrs. Cunningham but is acting as escrow agent for Mr. and Mrs. Cunningham and AmeriNet. Such shares are to be released from escrow, on the following terms:

     (A)  As soon after June 30, 2001, as Lorilei's  EBITDA can be  definitively
          determined   based  on  the  annual  audit  of  AmeriNet's   financial
          statements, 286,260 of the shares will be transferred to:

          1. Mr. and Mrs. Cunningham, as tenants by the entirety, if Lorilei's EBITDA for the fiscal year ended June 30, 2001 is at least $250,000; or

          2. To AmeriNet if Lorilei's EBITDA for the fiscal year ended June 30, 2001 is less than $250,000; and

     (B) At such time as a final, legally binding determination is made as to the amount, if any, payable to HGTV based on the liability currently being challenged by Lorilei, then a pro rata portion of the remaining 80,916 shares being held in escrow by Mr. Brashear shall be transferred to Mr. and Mrs. Cunningham, as tenants by the entirety, representing the portion of such liability that was not payable (e.g., if only 50% of the liability was payable, then 40,458 shares would be transferred to Mr. and Mrs. Cunningham), with the balance, if any, transferred to AmeriNet.

(3) 114,504 of the 572,519 shares of AmeriNet's common stock issued to Mr. and Mrs. Cunningham were issued to The Yankee Companies, Inc. (a Florida corporation that serves as AmeriNet's strategic consultant) as escrow agent for AmeriNet and Mr. and Ms. Cunningham, to be used from time to time to discharge undisclosed liabilities of Lorilei or other violations of its obligations under the reorganization agreement with AmeriNet, as described in Article Seven thereof, with the balance, if any, transferred to Mr. and Mrs. Cunningham, as tenants by the entirety, at such time as AmeriNet's audited financial statements for the year ended June 30, 2001 are filed with the SEC.

(4) Does not include an additional 572,518 shares of AmeriNet's common stock (because they cannot be obtained within the next 60 days, the "Performance Shares") that have been reserved for possible issuance to Mr. and Mrs. Cunningham, on the following terms and subject to the following requirements:

         (A) If Lorilei attains EBITDA of at least $500,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Mr. and Mrs. Cunningham will be issued an aggregate of 114,504 of the Performance Shares;

         (B) If Lorilei attains EBITDA of at least $1,400,000 during the period starting on July 1, 2001 and ending on June 30, 2002, then Mr. and Mrs. Cunningham will be issued an aggregate of 305,343 of the Performance Shares (including the 114,504 that either were or could have been earned as of June 30, 2001);

         (C) If Lorilei attains EBITDA of at least $2,900,000 during the period starting on July 1, 2002 and ending on June 30, 2003, then Mr. and Mrs. Cunningham will be issued all 572,518 of the Performance Shares (including the 305,343 that either were or could have been earned as of June 30, 2002); however, all rights to any of the Performance Shares not earned as of such date will thereupon expire.

(5) Does not include up to an additional 335,378 shares of AmeriNet's common stock that may be issued to Mr. and Mrs. Cunningham pursuant to the incentive stock options described in response to Item 402 of SEC Regulation SB, "Executive Compensation - Long Term Incentive Plan" because such incentive stock options are not exercisable within the next 60 days.

ITEM 404.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since Lorilei's inception, it was a party to the following transactions in which a director or executive officer of Lorilei; a nominee for election as a director; a beneficial owner of ten percent or more of Lorilei's common stock, or, any member of the immediate family of any of the foregoing; had or will have a direct or indirect interest, and did not involve: rates or charges determined by competitive bids; services at rates or charges fixed by law or governmental authority; services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture; or, similar services:

                                    Relationship              Nature of Interest        Amount of
Name                                To Lorilei                In the Transaction        Such Interest
----                                ----------                ------------------        -------------
Gerald R. Cunningham                (1)                       (3)                       (3)
Leigh Cunningham                    (2)                       (3)                       (3)
-------

(1)      President, treasurer, director and former 100% stockholder.

(2)      Vice president, secretary, director and former 100% stockholder.

(3)      (A)  Lorilei pays for child care for Mr. and Ms. Cunningham's son.

         (B) For amounts allocated to benefits paid to Mr. and Mrs. Cunningham, please see Item 402 of SEC Regulation SB, "Executive Compensation-Summary Compensation Table."

         (C) Since its inception, a total of $57,677.72 been repaid to Mr. and Ms. Cunningham for funds advanced to Lorilei.

         (D) Pursuant to the terms of the reorganization agreement between Lorilei and AmeriNet, approximately $340,079.14 in funds owed by Lorilei that have been guaranteed by Mr. and Mrs. Cunningham are to either be refinanced in a manner removing the personal guarantees, or, Lorilei is to agree to indemnify and hold the guarantors' harmless for any consequences of a default in the payment of such debts, and to secure such indemnity with a lien on Lorilei's real estate assets.

         Lorilei and AmeriNet (based on information provided by Mr. and Mrs. Cunningham) believe that each of the foregoing transactions was undertaken for the benefit of Lorilei, on terms more favorable than would have been available in arms length transactions.

ITEM 405.         COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Lorilei does not have a class of equity securities registered pursuant to the Exchange Act. However, Mr. and Mrs. Cunningham have filed or have agreed to file before their respective due dates, all reports pertaining to stock ownership in AmeriNet required under the Exchange Act, including reports on SEC Form 3 and SEC Schedule 13D.

ITEM 504.         USE OF PROCEEDS

         AmeriNet has provided Lorilei with $100,000 in funding since its acquisition and based on Lorilei's compliance with its obligations under the reorganization agreement and attainment of its economic projections, expects to provide Lorilei with an additional $400,000 in funding. After deducting approximately $12,500 in costs incurred by Lorilei in conjunction with its acquisition by AmeriNet, Lorilei would receive up to $487,500 in net proceeds from AmeriNet which, it is anticipated, would be used to pay existing accounts receivable, personal property and real estate taxes; repair existing equipment and purchase new equipment; employ additional support staff; pay advertising and marketing costs, and provide working capital.

         The amounts and timing of expenditures is subject to the reasonable discretion of Lorilei's management which will be exercised based on factors such as the amount of net proceeds available to Lorilei, the effects of favorable opportunities and competition, as well as many unforeseeable factors that are beyond Lorilei's control. As currently contemplated, the net proceeds would be allocated among the following general categories:

Item                                        Amount            Percentage
----                                        ------            ----------

Accounts Payable and Taxes                  $198,854          40.8%
Equipment repairs and upgrades              $18,000           04.0%
New equipment *                             $12,000           02.5%
New personnel salaries                      $60,646           12.4%
Advertising and marketing                   $100,000          20.5%
Additional sales offices                    $20,000           04.1%
Cable channel leasing costs                 $10,000           02.0%
Relocation expenses and travel              $6,000            01.2%
Insurance                                   $7,000            01.4%
Anticipated startup costs for
         internet activities                $5,000            01.0%
Working Capital                             $50,000           10.3%
---------------                             -------           -----
Total                                       $487,500          100%
------
* The total cost of new equipment, especially in conjunction with additional local news programs would be significantly greater, however, a substantial portion of such cost may be financed.

         The initial $100,000 provided by AmeriNet to Lorilei has been used to pay Lorilei's expenses associated directly with the reorganization (approximately $12,500) and will be used to pay approximately $42,000 of the accounts payable and taxes, with the balance used to pay for equipment repairs and upgrades, new equipment, salaries for additional sales personnel and working capital.

ITEM 505.         DETERMINATION OF OFFERING PRICE

         The reorganization price for Lorilei's common shares was established through arms-length negotiations between AmeriNet and Lorilei, taking into account the market value of similar publicly held companies and the effect of the increased resources available to Lorilei following the reorganization, based on approximately eight times Lorilei's earnings for the year ended December 31, 1999, with substantial additional exchange value if Lorilei meets its EBITDA projections for the period ending on June 30, 2003.

         Immediately prior to closing, Mr. and Mrs. Cunningham agreed to place a substantial portion of the AmeriNet shares they were to receive at closing in escrow with their attorney based on concerns expressed by Yankees, AmeriNet's strategic consultant, about the write off of a very large receivable, and a potential $20,000 claim by HGTV (see note (2) to table responding to Regulation SB Item 403, "Security Ownership of Certain Beneficial Owners and Management - Common Stock Owned by Principal Shareholders, Officers and Directors of Lorilei."

ITEM 507.         SELLING SECURITY SHAREHOLDERS

         This information is combined with disclosure in response to Item 403.

ITEM 508.         PLAN OF DISTRIBUTION

         No securities were offered except to AmeriNet and the two existing shareholders of Lorilei in connection with the Reorganization. Each of the parties has represented and warranted that the securities are being acquired for investment purposes only and not with a view to further distribution, and have agreed that the securities will bear legends restricting their transfer except in compliance with applicable laws.

ITEM 509.         INTEREST OF NAMED EXPERTS AND COUNSEL

         No experts or counsel involved in the acquisition of Lorilei were hired on a contingent basis, will receive a direct or indirect interest in Lorilei or was a promoter, underwriter, voting trustee, director, officer or employee of Lorilei or AmeriNet.

ITEM 511.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Lorilei advised AmeriNet that its estimated legal, accounting and filing fees associated with the reorganization were approximately $12,500.

ITEM 701. RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM REGISTERED SECURITIES

         Eleven shares of its common stock were sold on May 16, 1998 by Lorilei to John B. LaTorraca, the father of Lorilei founder, officer and director Leigh
A. Cunningham, and the father-in-law of Lorilei founder, officer and director Gerald R. Cunningham, for $25,000. The proceeds were used by Lorilei for working capital and the issuance of the shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933. All of the shares were legended restricting transfer except in compliance with applicable securities laws. Such shares were purchased by Mr. and Mrs. Cunningham from Mr. LaTorraca on December 31, 1999.

ITEM 702.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The right of the shareholders to sue any director for misconduct in conducting the affairs of Lorilei is limited by its Articles of Incorporation which limit Director's liability to the extent allowed by law. Section 607.0850 Florida Statutes, (1999), permits indemnification against expenses actually and reasonably incurred by a director, officer, employee or agent to the extent that such person has been successful in the defense of a matter eligible for indemnification under the statute. Under certain circumstances, expenses may be paid by Lorilei in advance, subject to repayment, unless the defendant ultimately is determined to be ineligible for indemnification. In addition, the statute permits Lorilei to indemnify directors and officers against certain liabilities and to purchase and maintain director and officer liability and reimbursement insurance against liabilities, whether or not Lorilei would have the power of indemnification against such liabilities.

ITEM 510. DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling Lorilei pursuant to the foregoing provisions, Lorilei has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such act and is therefore unenforceable.

ITEM 601.         EXHIBITS

         See Item 7(c) of this Report.

RESIGNATION OF MICHAEL JORDAN AS PRESIDENT OF THE REGISTRANT, ELECTION OF LAWRENCE R. VAN ETTEN AS THE REGISTRANT'S CHIEF OPERATING OFFICER, INTERIM PRESIDENT AND AS A MEMBER OF THE REGISTRANT'S BOARD OF DIRECTORS

         Michael Jordan (also known as Michael Harris Jordan), resigned as the Registrant's president at a meeting of the Registrant's board of directors held on Monday, May 22, 2000. At that time the board of directors accepted Mr. Jordan's resignation and elected Lawrence R. Van Etten as the Registrant's chief operating officer, as its interim president and as a member of the Registrant's board of directors. Mr. Jordan is expected to remain as a member of the Registrant's board of directors and in conjunction with such continuing services, will be allowed to retain all of the compensation called for under his employment agreement with the Registrant. Mr. Jordan has not provided the Registrant with a written resignation letter; however, he provided the following quote for use in the press release announcing his resignation and Mr. Van Etten's election:

         "As AmeriNet completes the acquisition phase of its strategic plan, it now requires the addition of senior level executives with substantial experience in personnel management, business operations, emerging technologies and integration of diverse businesses and personalities into a top notch corporate team. Because of the challenges and opportunities presented by AmeriNet's current subsidiaries and the anticipated acquisitions of Custom Software Systems, Inc., of Houston, Texas, and iDVDBox.com, Inc., of Boca Raton, Florida, AmeriNet has determined that the functions heretofore performed by its president should be allocated to:

         * A chief executive officer who will provide long term strategic leadership and access to required business, political and investment banking relationships; and

         *        A  separate  chief   operating   officer  with  a  substantial
                  background in personnel management and operation of companies in the computer, software and Internet industries.

         While AmeriNet anticipated that such leadership would be generated from the executive officers of its subsidiaries, it has been presented with the opportunity to recruit an individual who ideally meets its operational requirements. Mr. Van Etten has been working on AmeriNet projects since April and I am fully confident that he will perform extraordinarily in his new, formalized role."

         Yankees had previously recommended that Mr. Van Etten be elected as the Registrant's chief operating officer, executive vice president and as a member of its board of directors based on Yankees' belief that integration and supervision of the Registrant's subsidiaries required someone with substantial experience in managing personnel and operating companies. At such time as the Registrant elects a permanent president and chief executive officer, Mr. Van Etten will assume the role of the Registrant's executive vice president. Mr. Van Etten will assist Yankees to identify and recruit candidates for the position of the Registrant's president and chief executive officer, which will be presented to the Registrant's board of directors for consideration.

         Mr. Van Etten will sign an employment agreement with the Registrant on terms materially similar to those in Mr. Jordan's agreement with the Registrant, except that his outside activities will be limited to those involving his pre-existing association as an independent contract consultant to Yankees (to which he owes fiduciary duties). A copy of Mr. Van Etten's agreement with the Registrant is filed as an exhibit to this report (see "Item 7(c), Exhibits")

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




         As compensation for Mr. Van Etten's services to the Registrant, he will be permitted to immediately purchase 50,000 unregistered shares of the Registrant's common stock, $0.01 par value per share, at a price of $0.60 per share; and, he will be granted an option pursuant to Section 422 et. seq. of the Internal Revenue Code of 1986, as amended (the "Code") to purchase up to 100,000 shares of the Registrant's common stock during the 36 month period commencing at the end of the 365th day following commencement of the initial term of his agreement, at an exercise price of $0.56 provided that he remains in the employ of the Registrant for a period of not less than 365 consecutive days; he has not been discharged by the Registrant for cause; and, he fully complies with the provisions of his agreement, including, without limitation, the confidentiality and non-competition sections thereof. In addition , in the event that Mr. Van Etten arranges or provides funding for the Registrant on terms more beneficial than those reflected in the Registrant's current principal financing agreements, copies of which are included among the Registrant's records available through the SEC's EDGAR web site, Mr. Van Etten will be entitled, at its election, to either a fee equal to 5% of such savings, on a continuing basis; or, if equity funding is provided through Mr. Van Etten or any of his affiliates, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and, if equity funding is arranged for the Registrant by Mr. Van Etten and the Registrant is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Mr. Van Etten will be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding. In the event that Mr. Van Etten generates business for the Registrant, then, on any sales resulting therefrom, Mr. Van Etten will be entitled to a commission equal to 5% of the net income derived by the Registrant therefrom, on a continuing basis.

         Mr. Van Etten will be entitled to any benefits generally made available to all other employees (rather than to a specified employee or group of employees) and will be entitled to a $500 per month, non-accountable, non-refundable expense allowance. He will also be entitled to indemnification, from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of the Registrant, its affiliates or for other persons or entities at the request of the board of directors of the Registrant, to the fullest extent legally permitted, with all required expenditures made in a manner making it unnecessary for Mr. Van Etten to incur any out of pocket expenses; provided, however, that Mr. Van Etten permits the Registrant to select and supervise all personnel involved in such defense and that Mr. Van Etten waives any conflicts of interest that such personnel may have as a result of also representing the Registrant, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

         Mr. Van Etten adds strong organizational skills to the Registrant. He has a thirty-year background with IBM (NYSE: IBM) where he held several senior management positions including Corporate Control Operations Manager, Corporate Scheduling Manager and Director of Logistics Special Processes. Since leaving IBM, Mr. Van Etten has served as vice president with several companies in the United States and Canada and owned and managed his own consulting company. Much of his recent work experience has dealt with business management systems, personal computer application software and the Internet. His focus will be on due diligence and on coordination and supervision of the Registrant's subsidiaries by assisting them to streamline their operations and enhance their bottom-line profitability.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

          As a condition to Lorilei's acquisition by AmeriNet, it has agreed to an audit of its financial statements which will be performed by James Moore & Company if an independent audit is required under applicable SEC rules, or by AmeriNet's chief financial officer if it is not. If SEC rules require an independent audit, it is to be prepared and filed with the SEC on or before the earlier of the 75th day following Lorilei's acquisition by AmeriNet or the 60th day following the filing of a report of current event on Commission Form 8-K with the SEC by AmeriNet, disclosing its acquisition of Lorilei. See Item 7(a) "Financial Statements of Businesses Acquired" for a discussion of the availability of Lorilei financial statements in this report.

(a)      Financial statements of businesses acquired.

         As permitted by subsection (a)(4) of this Item, the Registrant will file the financial statements required by this item (if any) by amendment not later than 60 days after the date that this report on Form 8-K is being filed. The Registrant is including a minimal unaudited balance sheet and operating statement provided by Lorilei as an exhibit to the reorganization agreement as a component of such agreement, filed as an exhibit to this current report.

(b)      Pro forma financial information.

         As permitted by subsection (a)(4) of this Item, the Registrant will file the pro forma financial information required by this item (if any) by amendment not later than 60 days after the date that this report on Form 8-K is being filed.

(c)      Exhibits.

Designation       Page
of Exhibit        Number
as Set Forth      or Source of
in Item 601 of    Incorporation

Regulation S-B    By Reference  Description

(2) Plan of acquisition, reorganization, arrangement liquidation or succession:

         .18      35            Reorganization Agreement dated May 11, 2000
                                between the Registrant and Lorilei. ***

(3)      (i)                    Certificate or Articles of Incorporation:

         3.5     217            Current articles of incorporation for Lorilei,
                                as amended to date.

        (ii)                    Bylaws:

         3.6     223            Current bylaws for Lorilei, as amended to date.

Designation       Page
of Exhibit        Number
as Set Forth      or Source of
in Item 601 of    Incorporation

Regulation S-B    By Reference  Description

(5)                             Opinion re: legality

         5.1       *             Opinion of Brashear & Associates, P.L.  dated
                                May 11, 2000.

         5.2       *             Opinion of George Franjola, AmeriNet General
                                Counsel, dated May 11, 2000.

(10)                            Material Contracts

         (i)                    Material agreements pertaining to the Registrant

         10.50     **           Proposed Employment agreement between the
                                Registrant and Lawrence R. Van Etten.

         (ii) Material agreements to which Lorilei is a party or by which it is bound:

         10.lc     *            Mortgage and promissory note dated September 18,
                                1996 to Small Business Loan Source.
         10.lc     *             Employment Agreement with Gerald R. Cunningham
                                dated May 11, 2000.
         10.lc     *             Employment Agreement with Leigh A. Cunningham
                                dated May 11, 2000.
         10.lc     *             Affiliate Agreement with Gerald and Leigh
                                Cunningham

(99)                                Additional Exhibits:

         99.52    **                Resignation letter from Michael Jordan
-------
* Included as exhibits to or in the schedules to the Reorganization Agreement dated May 11, 2000 between the Registrant and Lorilei filed herewith as exhibit 2.18.

**       To be provided by amendment.

*** Schedules 2.10, 2.12, 2.14, 2.15, 2.21, and 5.7 to the Reorganization Agreement have been filed with the Commission in paper rather than electronic format because Bruce Brashear, Esquire, legal counsel to Lorilei, who was to have provided them in Edgar format to the Registrant on or before May 21,2000, had not done so by the time this report was required to be filed. The Registrant will file them electronically as soon as they are made available by Mr. Brashear.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AmeriNet Group.com, Inc

Dated: May 25, 2000       /s/ Lawrence R. Van Etten
                        ---------------------------------
                              Lawrence R. Van Etten
                                    President